GILEAD SCIENCES ANNOUNCES FIRST QUARTER 2025 FINANCIAL RESULTS
Product Sales Excluding Veklury Increased 4% Year-Over-Year to $6.3 billion
Biktarvy Sales Increased 7% Year-Over-Year to $3.1 billion
Foster City, CA, April 24, 2025 - Gilead Sciences, Inc. (Nasdaq: GILD) announced today its first quarter 2025 results of operations.
“Gilead had a strong start to the year driven by excellent commercial and clinical execution along with disciplined expense management,” said Daniel O’Day, Gilead’s Chairman and Chief Executive Officer. “Our base business grew 4% year-over-year, primarily led by Biktarvy’s continued strength, and we announced positive topline Phase 3 results for Trodelvy plus pembrolizumab in first line PD-L1+ metastatic triple negative breast cancer. With the upcoming June PDUFA date for lenacapavir for HIV prevention, and continued progress across our diverse pipeline, we look forward to building on our positive momentum throughout the year.”
First Quarter 2025 Financial Results
•Total first quarter 2025 revenue of $6.7 billion remained flat compared to the same period in 2024, with lower Veklury® (remdesivir) and Oncology sales offset by higher HIV and Liver Disease sales.
•Diluted earnings (loss) per share (“EPS”) was $1.04 in the first quarter 2025 compared to $(3.34) in the same period in 2024. The increase was primarily driven by prior year charges that did not repeat, including the impact of a $3.9 billion acquired in-process research and development ("IPR&D") expense related to the acquisition of CymaBay Therapeutics, Inc. (“CymaBay”), as well as a pre-tax IPR&D impairment of $2.4 billion related to assets acquired by Gilead from Immunomedics, Inc. (“Immunomedics”) in 2020. This increase was partially offset by higher tax expense and higher net unrealized losses on equity investments in the first quarter 2025.
•Non-GAAP diluted EPS was $1.81 in the first quarter 2025 compared to $(1.32) in the same period in 2024. The increase was primarily driven by the prior year IPR&D expense related to the CymaBay acquisition.
•As of March 31, 2025, Gilead had $7.9 billion of cash and cash equivalents compared to $10.0 billion as of December 31, 2024.
•During the first quarter 2025, Gilead generated $1.8 billion in operating cash flow.
•During the first quarter 2025, Gilead paid dividends of $1.0 billion and repurchased $730 million of common stock. In addition, Gilead repaid $1.8 billion of Senior Notes in February 2025.
First Quarter 2025 Product Sales
Total first quarter 2025 product sales decreased 1% to $6.6 billion compared to the same period in 2024. Total first quarter 2025 product sales excluding Veklury increased 4% to $6.3 billion compared to the same period in 2024, primarily due to higher HIV and Liver Disease sales, partially offset by lower Oncology sales.
HIV product sales increased 6% to $4.6 billion in the first quarter 2025 compared to the same period in 2024, primarily driven by higher average realized price and demand.
•Biktarvy® (bictegravir 50mg/emtricitabine (“FTC”) 200mg/tenofovir alafenamide (“TAF”) 25mg) sales increased 7% to $3.1 billion in the first quarter 2025 compared to the same period in 2024, primarily driven by higher demand.

April 24, 2025	2

•Descovy® (FTC 200mg/TAF 25mg) sales increased 38% to $586 million in the first quarter 2025 compared to the same period in 2024, primarily driven by higher average realized price and higher demand.
The Liver Disease portfolio sales increased 3% to $758 million in the first quarter 2025 compared to the same period in 2024. This was primarily driven by increased demand in products for primary biliary cholangitis (“PBC”), chronic hepatitis B virus (“HBV”) and chronic hepatitis delta virus (“HDV”), partially offset by lower average realized price for chronic hepatitis C virus (“HCV”) products.
Veklury sales decreased 45% to $302 million in the first quarter 2025 compared to the same period in 2024, primarily driven by lower rates of COVID-19 related hospitalizations across regions.
Cell Therapy product sales decreased 3% to $464 million in the first quarter 2025 compared to the same period in 2024.
•Yescarta® (axicabtagene ciloleucel) sales increased 2% to $386 million in the first quarter 2025 compared to the same period in 2024, primarily driven by higher average realized price and increased rest of world demand, partially offset by lower demand in the United States.
•Tecartus® (brexucabtagene autoleucel) sales decreased 22% to $78 million in the first quarter 2025 compared to the same period in 2024, primarily reflecting lower demand in the United States.
Trodelvy® (sacituzumab govitecan-hziy) sales decreased 5% to $293 million in the first quarter 2025 compared to the same period in 2024, primarily driven by inventory dynamics and lower average realized price, partially offset by higher demand.
First Quarter 2025 Product Gross Margin, Operating Expenses and Effective Tax Rate
•Product gross margin was 76.7% in the first quarter 2025 compared to 76.6% in the same period in 2024. Non-GAAP product gross margin was 85.5% in the first quarter 2025 compared to 85.4% in the same period in 2024.
•Research and development (“R&D”) expenses were $1.4 billion in the first quarter 2025 compared to $1.5 billion in the same period in 2024, primarily due to lower clinical manufacturing activities and prior year CymaBay acquisition-related expenses that did not repeat. Non-GAAP R&D expenses were $1.3 billion in the first quarter 2025 compared to $1.4 billion in the same period in 2024, primarily due to lower clinical manufacturing activities.
•Acquired IPR&D expenses were $253 million in the first quarter 2025, primarily reflecting expenses related to the strategic partnership with LEO Pharma A/S (“LEO Pharma”) announced in January 2025.
•Selling, general and administrative (“SG&A”) expenses were $1.3 billion in the first quarter 2025 compared to $1.4 billion in the same period in 2024, primarily driven by prior year CymaBay acquisition-related expenses that did not repeat as well as lower corporate expenses, partially offset by incremental selling and marketing expenses in the United States. Non-GAAP SG&A expenses were $1.2 billion in the first quarter 2025 compared to $1.3 billion in the same period in 2024. This was primarily driven by lower corporate expenses, partially offset by incremental selling and marketing expenses in the United States.
•The effective tax rate (“ETR”) was 20.2% in the first quarter 2025 compared to 7.0% in the same period in 2024, and the non-GAAP ETR was 16.3% in the first quarter 2025 compared to (29.8)% in the same period in 2024. These changes primarily reflect the prior year non-deductible acquired IPR&D charge related to the CymaBay acquisition, and higher tax benefits from stock-based compensation.

April 24, 2025	3

Guidance and Outlook
For the full-year, Gilead expects:

(in millions, except per share amounts)	April 24, 2025 Guidance
	Low End	High End	Comparison to Prior Guidance
Product sales	$28,200	$28,600	Unchanged
Product sales excluding Veklury	$26,800	$27,200	Unchanged
Veklury	$1,400	$1,400	Unchanged
Diluted EPS	$5.65	$6.05	Previously $5.95 to $6.35
Non-GAAP diluted EPS	$7.70	$8.10	Unchanged
Additional information and a reconciliation between GAAP and non-GAAP financial information for the 2025 guidance is provided in the accompanying tables. The financial guidance is subject to a number of risks and uncertainties. See the Forward-Looking Statements section below.
Key Updates Since Our Last Quarterly Release
Virology
•Announced FDA accepted New Drug Application submissions for twice-yearly lenacapavir for HIV prevention under priority review, with a PDUFA date of June 19, 2025.
•Announced the European Medicines Agency validated the Marketing Authorization Application and EU-Medicines for All application for twice-yearly lenacapavir for HIV prevention, which will undergo parallel reviews under an Accelerated Assessment timeline.
•Presented initial Phase 1 data evaluating investigational once-yearly lenacapavir for HIV prevention at the Conference on Retroviruses and Opportunistic Infections (“CROI”), and announced plans to launch a Phase 3 study in the second half of 2025.
•Presented HIV treatment research data at CROI, including long-term outcomes evaluating the use of Biktarvy in people with HIV/HBV coinfection and the primary results of a Phase 2 study evaluating the investigational combination regimen of lenacapavir and broadly neutralizing antibodies teropavimab and zinlirvimab.
Oncology
•Announced Trodelvy plus Keytruda® (pembrolizumab) demonstrated a statistically significant and clinically meaningful improvement in progression free survival in patients with previously untreated PD-L1+ unresectable locally advanced or metastatic triple-negative breast cancer in the Phase 3 ASCENT-04 trial. The use of Trodelvy plus Keytruda is investigational in this setting.
Inflammation
•Received conditional marketing authorization from the European Commission for seladelpar for the treatment of PBC in combination with ursodeoxycholic acid (“UDCA”) in adults who have an inadequate response to UDCA alone, or as monotherapy in those unable to tolerate UDCA.
Corporate
•The Board declared a quarterly dividend of $0.79 per share of common stock for the second quarter of 2025. The dividend is payable on June 27, 2025, to stockholders of record at the close of business on June 13, 2025. Future dividends will be subject to Board approval.
Certain amounts and percentages in this press release may not sum or recalculate due to rounding.

April 24, 2025	4

Conference Call
At 1:30 p.m. Pacific Time today, Gilead will host a conference call to discuss Gilead’s results. A live webcast will be available on http://investors.gilead.com and will be archived on www.gilead.com for one year.
Non-GAAP Financial Information
The information presented in this document has been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), unless otherwise noted as non-GAAP. Management believes non-GAAP information is useful for investors, when considered in conjunction with Gilead’s GAAP financial information, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Gilead’s operating results as reported under GAAP. Non-GAAP financial information generally excludes acquisition-related expenses including amortization of acquired intangible assets and other items that are considered unusual or not representative of underlying trends of Gilead’s business, fair value adjustments of equity securities and discrete and related tax charges or benefits associated with such exclusions as well as changes in tax-related laws and guidelines, transfers of intangible assets between certain legal entities, and legal entity restructurings. Although Gilead consistently excludes the amortization of acquired intangible assets from the non-GAAP financial information, management believes that it is important for investors to understand that such intangible assets were recorded as part of acquisitions and contribute to ongoing revenue generation. Non-GAAP measures may be defined and calculated differently by other companies in the same industry. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are provided in the accompanying tables.
About Gilead Sciences
Gilead Sciences, Inc. is a biopharmaceutical company that has pursued and achieved breakthroughs in medicine for more than three decades, with the goal of creating a healthier world for all people. The company is committed to advancing innovative medicines to prevent and treat life-threatening diseases, including HIV, viral hepatitis, COVID-19, cancer and inflammation. Gilead operates in more than 35 countries worldwide, with headquarters in Foster City, California.
Forward-Looking Statements
Statements included in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Gilead cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include those relating to: Gilead’s ability to achieve its full year 2025 financial guidance, including as a result of the uncertainty of the amount and timing of Veklury revenues, the impact of the Inflation Reduction Act, changes in U.S. regulatory or legislative policies, and changes in U.S. trade policies, including tariffs; Gilead’s ability to make progress on any of its long-term ambitions or priorities laid out in its corporate strategy; Gilead’s ability to accelerate or sustain revenues for its virology, oncology and other programs; Gilead’s ability to realize the potential benefits of acquisitions, collaborations or licensing arrangements, including the acquisitions of CymaBay and Immunomedics, and the arrangement with LEO Pharma; patent protection and estimated loss of exclusivity for our products and product candidates; Gilead’s ability to initiate, progress or complete clinical trials within currently anticipated timeframes or at all, the possibility of unfavorable results from ongoing and additional clinical trials, including those involving Biktarvy, Trodelvy, lenacapavir, teropavimab and zinlirvimab, and the risk that safety and efficacy data from clinical trials may not warrant further development of Gilead’s product candidates or the product candidates of Gilead’s strategic partners; Gilead’s ability to submit new drug applications for new product candidates or expanded indications in the currently anticipated timelines, including for lenacapavir for HIV PrEP; Gilead’s ability to receive or maintain regulatory approvals in a timely manner or at all, including for lenacapavir for PrEP, and the risk that any such approvals, if granted, may be subject to significant limitations on use and may be subject to withdrawal or other adverse actions by the applicable regulatory authority; Gilead’s ability to successfully commercialize its products; the risk of potential disruptions to the manufacturing and supply chain of Gilead’s products; pricing and reimbursement pressures from government agencies and other third parties,

April 24, 2025	5

including required rebates and other discounts; a larger than anticipated shift in payer mix to more highly discounted payer segments; market share and price erosion caused by the introduction of generic versions of Gilead products; the risk that physicians and patients may not see advantages of Gilead’s products over other therapies and may therefore be reluctant to prescribe the products, including Livdelzi/Lyvdelzi; and other risks identified from time to time in Gilead’s reports filed with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, Gilead makes estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures. Gilead bases its estimates on historical experience and on various other market specific and other relevant assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. There may be other factors of which Gilead is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ significantly from these estimates. Further, results for the quarter ended March 31, 2025 are not necessarily indicative of operating results for any future periods. Gilead directs readers to its press releases, annual reports on Form 10-K, quarterly reports on Form 10-Q and other subsequent disclosure documents filed with the SEC. Gilead claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements.
The reader is cautioned that forward-looking statements are not guarantees of future performance and is cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements are based on information currently available to Gilead and Gilead assumes no obligation to update or supplement any such forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements.
Additional information is available on our Investor Relations website, https://investors.gilead.com. Among other things, an estimate of Acquired IPR&D expenses is expected to be made available on the Quarterly Results page within the first ten (10) days after the end of each quarter.
# # #
Gilead owns or has rights to various trademarks, copyrights and trade names used in its business, including the following: GILEAD®, GILEAD SCIENCES®, KITETM, AMBISOME®, ATRIPLA®, BIKTARVY®, CAYSTON®, COMPLERA®, DESCOVY®, DESCOVY FOR PREP®, EMTRIVA®, EPCLUSA®, EVIPLERA®, GENVOYA®, HARVONI®, HEPCLUDEX®, HEPSERA®, JYSELECA®, LIVDELZI®/LYVDELZI®, LETAIRIS®, ODEFSEY®, SOVALDI®, STRIBILD®, SUNLENCA® , TECARTUS®, TRODELVY®, TRUVADA®, TRUVADA FOR PREP®, TYBOST®, VEKLURY®, VEMLIDY®, VIREAD®, VOSEVI®, YESCARTA® and ZYDELIG®.
For more information on Gilead Sciences, Inc., please visit www.gilead.com or call the Gilead Public Affairs Department at 1-800-GILEAD-5 (1-800-445-3235).

CONTACTS:	Investors:	Jacquie Ross, CFA	investor_relations@gilead.com
	Media:	Ashleigh Koss	public_affairs@gilead.com

April 24, 2025	6

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended
	March 31,
(in millions, except per share amounts)	2025	2024
Revenues:
Product sales	$6,613	$6,647
Royalty, contract and other revenues	54	39
Total revenues	6,667	6,686
Costs and expenses:
Cost of goods sold	1,540	1,552
Research and development expenses	1,379	1,520
Acquired in-process research and development expenses	253	4,131
In-process research and development impairments	—	2,430
Selling, general and administrative expenses	1,258	1,375
Total costs and expenses	4,430	11,008
Operating income (loss)	2,237	(4,322)
Interest expense	260	254
Other (income) expense, net	328	(91)
Income (loss) before income taxes	1,649	(4,486)
Income tax expense (benefit)	334	(315)
Net income (loss)	1,315	(4,170)
Net income attributable to noncontrolling interest	—	—
Net income (loss) attributable to Gilead	$1,315	$(4,170)

Basic earnings (loss) per share attributable to Gilead	$1.06	$(3.34)
Diluted earnings (loss) per share attributable to Gilead	$1.04	$(3.34)

Shares used in basic earnings (loss) per share attributable to Gilead calculation	1,246	1,247
Shares used in diluted earnings (loss) per share attributable to Gilead calculation	1,259	1,247

Supplemental Information:
Cash dividends declared per share	$0.79	$0.77
Product gross margin	76.7%	76.6%
Research and development expenses as a % of revenues	20.7%	22.7%
Selling, general and administrative expenses as a % of revenues	18.9%	20.6%
Operating margin	33.6%	(64.6)%
Effective tax rate	20.2%	7.0%

April 24, 2025	7

GILEAD SCIENCES, INC.
TOTAL REVENUE SUMMARY
(unaudited)

	Three Months Ended
	March 31,
(in millions, except percentages)	2025	2024	Change
Product sales:
HIV	$4,587	$4,342	6%
Liver Disease	758	737	3%
Oncology	757	789	(4)%
Other	209	224	(7)%
Total product sales excluding Veklury	6,311	6,092	4%
Veklury	302	555	(45)%
Total product sales	6,613	6,647	(1)%
Royalty, contract and other revenues	54	39	37%
Total revenues	$6,667	$6,686	—%

April 24, 2025	8

GILEAD SCIENCES, INC.
NON-GAAP FINANCIAL INFORMATION(1)
(unaudited)

	Three Months Ended
	March 31,
(in millions, except percentages)	2025	2024	Change
Non-GAAP:
Cost of goods sold	$961	$974	(1)%
Research and development expenses	$1,338	$1,403	(5)%
Acquired IPR&D expenses(2)	$253	$4,131	(94)%
Selling, general and administrative expenses	$1,222	$1,295	(6)%
Other (income) expense, net	$(98)	$(104)	(6)%
Diluted earnings (loss) per share attributable to Gilead	$1.81	$(1.32)	NM
Shares used in non-GAAP diluted earnings (loss) per share attributable to Gilead calculation	1,259	1,247	1%

Product gross margin	85.5%	85.4%	12 bps
Research and development expenses as a % of revenues	20.1%	21.0%	-91 bps
Selling, general and administrative expenses as a % of revenues	18.3%	19.4%	-104 bps
Operating margin	43.4%	(16.7)%	NM
Effective tax rate	16.3%	(29.8)%	NM
________________________________
NM - Not Meaningful
(1)     Refer to Non-GAAP Financial Information section above for further disclosures on non-GAAP financial measures. A reconciliation between GAAP and non-GAAP financial information is provided in the tables below.
(2)    Equal to GAAP financial information.

April 24, 2025	9

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited)

	Three Months Ended
	March 31,
(in millions, except percentages and per share amounts)	2025	2024
Cost of goods sold reconciliation:
GAAP cost of goods sold	$1,540	$1,552
Acquisition-related – amortization(1)	(579)	(579)
Non-GAAP cost of goods sold	$961	$974

Product gross margin reconciliation:
GAAP product gross margin	76.7%	76.6%
Acquisition-related – amortization(1)	8.8%	8.7%
Non-GAAP product gross margin	85.5%	85.4%

Research and development expenses reconciliation:
GAAP research and development expenses	$1,379	$1,520
Acquisition-related – other costs(2)	(2)	(66)
Restructuring	(38)	(50)
Non-GAAP research and development expenses	$1,338	$1,403

IPR&D impairment reconciliation:
GAAP IPR&D impairment	$—	$2,430
IPR&D impairment	—	(2,430)
Non-GAAP IPR&D impairment	$—	$—

Selling, general and administrative expenses reconciliation:
GAAP selling, general and administrative expenses	$1,258	$1,375
Acquisition-related – other costs(2)	—	(67)
Restructuring	(36)	(13)
Non-GAAP selling, general and administrative expenses	$1,222	$1,295

Operating income (loss) reconciliation:
GAAP operating income (loss)	$2,237	$(4,322)
Acquisition-related – amortization(1)	579	579
Acquisition-related – other costs(2)	2	133
Restructuring	74	63
IPR&D impairment	—	2,430
Non-GAAP operating income (loss)	$2,893	$(1,117)

Operating margin reconciliation:
GAAP operating margin	33.6%	(64.6)%
Acquisition-related – amortization(1)	8.7%	8.7%
Acquisition-related – other costs(2)	—%	2.0%
Restructuring	1.1%	0.9%
IPR&D impairment	—%	36.3%
Non-GAAP operating margin	43.4%	(16.7)%

Other (income) expense, net reconciliation:
GAAP other (income) expense, net	$328	$(91)
Loss from equity securities, net	(426)	(14)
Non-GAAP other (income) expense, net	$(98)	$(104)

Income (loss) before income taxes reconciliation:
GAAP income (loss) before income taxes	$1,649	$(4,486)
Acquisition-related – amortization(1)	579	579
Acquisition-related – other costs(2)	2	133
Restructuring	74	63
IPR&D impairment	—	2,430
Loss from equity securities, net	426	14
Non-GAAP income (loss) before income taxes	$2,731	$(1,267)

April 24, 2025	10

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION - (Continued)
(unaudited)

	Three Months Ended
	March 31,
(in millions, except percentages and per share amounts)	2025	2024
Income tax expense (benefit) reconciliation:
GAAP income tax expense (benefit)	$334	$(315)
Income tax effect of non-GAAP adjustments:
Acquisition-related – amortization(1)	120	121
Acquisition-related – other costs(2)	—	30
Restructuring	14	10
IPR&D impairment	—	611
Loss (gain) from equity securities, net	20	(39)
Discrete and related tax charges(3)	(42)	(39)
Non-GAAP income tax expense	$446	$379

Effective tax rate reconciliation:
GAAP effective tax rate	20.2%	7.0%
Income tax effect of above non-GAAP adjustments and discrete and related tax adjustments(3)	(3.9)%	(36.8)%
Non-GAAP effective tax rate	16.3%	(29.8)%

Net income (loss) attributable to Gilead reconciliation:
GAAP net income (loss) attributable to Gilead	$1,315	$(4,170)
Acquisition-related – amortization(1)	459	458
Acquisition-related – other costs(2)	2	103
Restructuring	61	54
IPR&D impairment	—	1,819
Loss from equity securities, net	406	53
Discrete and related tax charges(3)	42	39
Non-GAAP net income (loss) attributable to Gilead	$2,285	$(1,644)

Diluted earnings (loss) per share reconciliation:
GAAP diluted earnings (loss) per share	$1.04	$(3.34)
Acquisition-related – amortization(1)	0.36	0.37
Acquisition-related – other costs(2)	—	0.08
Restructuring	0.05	0.04
IPR&D impairment	—	1.46
Loss from equity securities, net	0.32	0.04
Discrete and related tax charges(3)	0.03	0.03
Non-GAAP diluted earnings (loss) per share	$1.81	$(1.32)

Non-GAAP adjustment summary:
Cost of goods sold adjustments	$579	$579
Research and development expenses adjustments	40	117
IPR&D impairment adjustments	—	2,430
Selling, general and administrative expenses adjustments	36	80
Total non-GAAP adjustments to costs and expenses	656	3,205
Other (income) expense, net, adjustments	426	14
Total non-GAAP adjustments before income taxes	1,082	3,219
Income tax effect of non-GAAP adjustments above	(154)	(732)
Discrete and related tax charges(3)	42	39
Total non-GAAP adjustments to net income attributable to Gilead	$970	$2,526
________________________________
(1)    Relates to amortization of acquired intangibles.
(2)    Adjustments include integration expenses and contingent consideration fair value adjustments associated with Gilead’s recent acquisitions.
(3)    Represents discrete and related deferred tax charges or benefits primarily associated with acquired intangible assets and transfers of intangible assets from a foreign subsidiary to Ireland and the United States.

April 24, 2025	11

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP 2025 FULL-YEAR GUIDANCE(1)
(unaudited)

(in millions, except percentages and per share amounts)	Provided February 11, 2025	Updated April 24, 2025
Projected product gross margin GAAP to non-GAAP reconciliation:
GAAP projected product gross margin	77.0% - 78.0%	77.0% - 78.0%
Acquisition-related expenses	~ 8.0%	~ 8.0%
Non-GAAP projected product gross margin	85.0% - 86.0%	85.0% - 86.0%

Projected operating income GAAP to non-GAAP reconciliation:
GAAP projected operating income	$10,200 - $10,700	$10,200 - $10,700
Acquisition-related and restructuring expenses	~ 2,500	~ 2,500
Non-GAAP projected operating income	$12,700 - $13,200	$12,700 - $13,200

Projected effective tax rate GAAP to non-GAAP reconciliation:
GAAP projected effective tax rate	~ 20%	~ 21%
Income tax effect of above non-GAAP adjustments and fair value adjustments of equity securities, and discrete and related tax adjustments	(~ 1%)	(~ 2%)
Non-GAAP projected effective tax rate	~ 19%	~ 19%

Projected diluted EPS GAAP to non-GAAP reconciliation:
GAAP projected diluted EPS	$5.95 - $6.35	$5.65 - $6.05
Acquisition-related and restructuring expenses, fair value adjustments of equity securities and discrete and related tax adjustments	~ 1.75	~ 2.05
Non-GAAP projected diluted EPS	$7.70 - $8.10	$7.70 - $8.10
________________________________
(1)    Our full-year guidance excludes the potential impact of any (i) acquisitions or business development transactions that have not been executed, (ii) future fair value adjustments of equity securities and (iii) discrete tax charges or benefits associated with changes in tax related laws and guidelines that have not been enacted, as Gilead is unable to project such amounts. The non-GAAP full-year guidance includes non-GAAP adjustments to actual current period results as well as adjustments for the known future impact associated with events that have already occurred, such as future amortization of our intangible assets and the future impact of discrete and related deferred tax charges or benefits primarily associated with acquired intangible assets and in-process research and development, transfers of intangible assets from a foreign subsidiary to Ireland and the United States, and legal entity restructurings.

April 24, 2025	12

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	March 31,	December 31,
(in millions)	2025	2024
Assets
Cash and cash equivalents	$7,926	$9,991
Accounts receivable, net	4,388	4,420
Inventories	3,778	3,589
Property, plant and equipment, net	5,421	5,414
Intangible assets, net	19,355	19,948
Goodwill	8,314	8,314
Other assets	7,253	7,319
Total assets	$56,434	$58,995
Liabilities and Stockholders’ Equity
Current liabilities	$12,344	$12,004
Long-term liabilities	25,012	27,744
Stockholders’ equity(1)	19,078	19,246
Total liabilities and stockholders’ equity	$56,434	$58,995
________________________________
(1)    As of March 31, 2025 and December 31, 2024, there were 1,245 and 1,246 shares of common stock issued and outstanding, respectively.

April 24, 2025	13

GILEAD SCIENCES, INC.
SELECTED CASH FLOW INFORMATION
(unaudited)

	Three Months Ended
	March 31,
(in millions)	2025	2024
Net cash provided by operating activities	$1,757	$2,219
Net cash used in investing activities	(415)	(2,207)
Net cash used in financing activities	(3,426)	(1,361)
Effect of exchange rate changes on cash and cash equivalents	19	(18)
Net change in cash and cash equivalents	(2,065)	(1,367)
Cash and cash equivalents at beginning of period	9,991	6,085
Cash and cash equivalents at end of period	$7,926	$4,718

	Three Months Ended
	March 31,
(in millions)	2025	2024
Net cash provided by operating activities	$1,757	$2,219
Purchases of property, plant and equipment	(104)	(105)
Free cash flow(1)	$1,653	$2,114
________________________________
(1)    Free cash flow is a non-GAAP liquidity measure. Please refer to our disclosures in the Non-GAAP Financial Information section above.

April 24, 2025	14

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY
(unaudited)

	Three Months Ended
	March 31,
(in millions)	2025	2024
HIV
Biktarvy – U.S.	$2,474	$2,315
Biktarvy – Europe	375	365
Biktarvy – Rest of World	301	265
	3,150	2,946

Descovy – U.S.	538	371
Descovy – Europe	21	26
Descovy – Rest of World	27	29
	586	426

Genvoya – U.S.	305	332
Genvoya – Europe	40	49
Genvoya – Rest of World	19	21
	364	403

Odefsey – U.S.	215	223
Odefsey – Europe	57	76
Odefsey – Rest of World	10	11
	281	310

Symtuza - Revenue share(1) – U.S.	82	104
Symtuza - Revenue share(1) – Europe	29	33
Symtuza - Revenue share(1) – Rest of World	3	3
	114	141

Other HIV(2) – U.S.	50	60
Other HIV(2) – Europe	31	45
Other HIV(2) – Rest of World	10	12
	91	117

Total HIV – U.S.	3,664	3,405
Total HIV – Europe	553	596
Total HIV – Rest of World	370	342
	4,587	4,342
Liver Disease
Sofosbuvir / Velpatasvir(3) – U.S.	166	248
Sofosbuvir / Velpatasvir(3) – Europe	80	79
Sofosbuvir / Velpatasvir(3) – Rest of World	99	78
	346	405

Vemlidy – U.S.	100	95
Vemlidy – Europe	12	11
Vemlidy – Rest of World	140	119
	252	225

Other Liver Disease(4) – U.S.	68	42
Other Liver Disease(4) – Europe	76	47
Other Liver Disease(4) – Rest of World	17	19
	161	107

Total Liver Disease – U.S.	335	385
Total Liver Disease – Europe	168	137
Total Liver Disease – Rest of World	256	215
	758	737

Veklury
Veklury – U.S.	199	315
Veklury – Europe	22	70
Veklury – Rest of World	82	169
	302	555

April 24, 2025	15

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY - (Continued)
(unaudited)

	Three Months Ended
	March 31,
(in millions)	2025	2024
Oncology
Cell Therapy
Tecartus – U.S.	40	55
Tecartus – Europe	31	36
Tecartus – Rest of World	8	8
	78	100

Yescarta – U.S.	160	170
Yescarta – Europe	149	158
Yescarta – Rest of World	77	52
	386	380

Total Cell Therapy – U.S.	200	225
Total Cell Therapy – Europe	180	195
Total Cell Therapy – Rest of World	84	60
	464	480
Trodelvy
Trodelvy – U.S.	181	206
Trodelvy – Europe	75	68
Trodelvy – Rest of World	37	36
	293	309

Total Oncology – U.S.	381	431
Total Oncology – Europe	255	262
Total Oncology – Rest of World	121	96
	757	789
Other
AmBisome – U.S.	5	14
AmBisome – Europe	67	70
AmBisome – Rest of World	66	60
	139	144

Other(5) – U.S.	47	59
Other(5) – Europe	9	9
Other(5) – Rest of World	14	12
	70	80

Total Other – U.S.	52	73
Total Other – Europe	76	79
Total Other – Rest of World	81	71
	209	224

Total product sales – U.S.	4,631	4,609
Total product sales – Europe	1,073	1,144
Total product sales – Rest of World	909	894
	$6,613	$6,647
________________________________
(1)    Represents Gilead’s revenue from cobicistat (“C”), FTC and TAF in Symtuza (darunavir/C/FTC/TAF), a fixed dose combination product commercialized by Janssen Sciences Ireland Unlimited Company.
(2)    Includes Atripla, Complera/Eviplera, Emtriva, Sunlenca, Stribild, Truvada and Tybost.
(3)    Includes Epclusa and the authorized generic version of Epclusa sold by Gilead’s separate subsidiary, Asegua Therapeutics LLC (“Asegua”).
(4)    Includes ledipasvir/sofosbuvir (Harvoni and the authorized generic version of Harvoni sold by Asegua), Hepcludex, Hepsera, Livdelzi/Lyvdelzi, Sovaldi, Viread and Vosevi.
(5)    Includes Cayston, Jyseleca, Letairis and Zydelig.